UNITED STATES SECURITIES AND
EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) March 19, 2003

A.I. SOFTWARE, INC.
(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-69176
(Commission File Number)

98-0351734
(IRS Employer Identification No.)

1030 West Georgia Street, Suite 1208, Vancouver, BC, Canada, V6E 2Y3
(Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (604) 662-7900

Item 5. Other Events

On March 19, 2003, Harvey Lawson and Emmanuel Aligizakis, two of our directors, each returned 975,000 shares of common stock to the treasury of the Corporation. The return to treasury resulted in a reduction of the Corporation's total issued and outstanding share capital from 3,509,500 shares of common stock to 1,559,500 shares of common stock. After the return to treasury, Harvey Lawson and Emmanuel Aligizakis each owns 275,000 shares of common stock in the Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

A.I. SOFTWARE, INC.

/s/ Harvey M.J. Lawson
Harvey M.J. Lawson, Secretary and Director

Date: March 27, 2003.